Exhibit 10.4

ASSUMPTION AGREEMENT

THIS ASSUMPTION AGREEMENT, dated as of September 9th, 2008 (this “Agreement”), is by and between Baywood International, Inc., a Nevada corporation (“Baywood”), Baywood New Leaf Acquisition, Inc., a Nevada corporation and a wholly owned subsidiary of Baywood (“Buyer”), Skae Beverages International, LLC, a Delaware limited liability company (“Seller”) and Eric Skae (“Skae”) an individual.

WHEREAS, Seller, Skae, Baywood and Buyer have entered into an Asset Purchase Agreement, dated as of September 9th, 2008 (the “Asset Purchase Agreement”; unless otherwise defined herein, capitalized terms shall be used herein as defined in the Asset Purchase Agreement);

WHEREAS, pursuant to the Asset Purchase Agreement, Buyer has agreed to assume, pay, perform and discharge when due, any and all of the Assumed Liabilities; and

WHEREAS, the execution and delivery of this Agreement by Baywood and Buyer is a condition to the obligations of Seller to consummate the transactions contemplated by the Asset Purchase Agreement;

NOW, THEREFORE, in consideration of the premises and the mutual agreements and covenants set forth in the Asset Purchase Agreement and hereinafter set forth, Baywood, Buyer and Seller hereby agree as follows:

1.

Assumption of Liabilities  (a)     Buyer hereby assumes, and agrees to pay, perform and discharge when due, all of the Assumed Liabilities.

(b)

Notwithstanding the foregoing provisions of paragraph (a), Buyer does not assume, or agree to pay, perform or discharge when due, any Excluded Liabilities of Seller.

2.

Assignment. This Agreement may not be assigned by operation of law or otherwise without the express written consent of Seller, on the one hand, and Baywood and Buyer on the other (which consents may be granted or withheld in the sole discretion of Seller, on the one hand, or Baywood and Buyer on the other); provided, however, that Buyer and/or Baywood may assign this Agreement or any of their respective rights and obligations hereunder to one or more Affiliates without the consent of Seller.

3.

No Third Party Beneficiaries. This Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person, including, without limitation, any union or any employee or former employee of Seller, any legal or equitable right, benefit or remedy of any nature whatsoever, including, without limitation, any rights or employment for any specified period, under or by reason of this Agreement.

4.

Amendment. This Agreement may not be amended or modified except (a) by an instrument in writing signed by, or on behalf of, Seller, on the one hand, and Baywood and Buyer on the other, or (b) by a waiver pursuant to Section 5 below.

5.

Waiver. Any party to this Agreement may (a) extend the time for the performance of any of the obligations or other acts of the other party, (b) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document delivered by the other party pursuant hereto or (c) waive compliance with any of the agreements of the other party or conditions to such party's obligations contained herein.  Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party to be bound thereby.  Any waiver of any term or condition shall not be construed as a waiver of any subsequent breach or a subsequent waiver of the same term or condition, or a waiver of any other term or condition of this Agreement.  The failure of any party to assert any of its rights hereunder shall not constitute a waiver of any such rights.

6.

Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any Law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to any party.  Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated by this Agreement are consummated as originally contemplated to the greatest extent possible.

7.

Counterparts. This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.

8.

Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts executed in and to be performed in that State (without regard to conflicts of law provisions thereof).

IN WITNESS WHEREOF, this Assumption Agreement has been executed by the parties hereto as of the date first above written.

SKAE BEVERAGE INTERNATIONAL LLC

By:	/s/ Eric Skae
Name: Eric Skae
Title: Managing Member

BAYWOOD INTERNATIONAL, INC.

By:	/s/ Neil Reithinger
Name: Neil Reithinger Title: President

BAYWOOD NEW LEAF ACQUISITION, INC.

By:	/s/ Neil Reithinger
Name: Neil Reithinger Title: President

Signature Page – Assignment and Assumption